                                                                  EXHIBIT 10.403


                               ASSET TRANSFER AGREEMENT


          This ASSET TRANSFER AGREEMENT ("Agreement") is entered into as of November 30, 1998, among Chiron Corporation, a Delaware corporation ("Chiron"), Chiron Diagnostics Corporation, a Delaware corporation ("CDx"), and Bayer Corporation, an Indiana Corporation.


                                       RECITALS

          WHEREAS, Chiron and CDx have entered into a Stock Purchase Agreement, dated as of September 17, 1998 (the "Stock Purchase Agreement"), among Chiron, CDx and Bayer, pursuant to which Chiron has agreed to sell to Bayer all the outstanding shares of Common Stock, par value $10.00 per share (the "Stock"), of CDx;

          WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement, Chiron desires to transfer to CDx certain assets related to the IVD Business (as defined herein) and CDx desires to assume certain liabilities related to the IVD Business; and

          WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement, CDx desires to transfer to Chiron certain assets related to the Excluded Businesses (as defined in the Stock Purchase Agreement) and Chiron desires to assume certain liabilities related to the Excluded Businesses.

          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                      ARTICLE I

                            TRANSFER OF ASSETS BY CHIRON;
                           ASSUMPTION OF LIABILITIES BY CDx

          1.1 AGREEMENT TO TRANSFER ASSETS. (a) Effective as of the Effective Time (as defined in Section 3.1 below), Chiron shall, and shall cause the Other Chiron Subsidiaries to, transfer, convey, assign and deliver to CDx or, with respect to assets, properties and rights held by Chiron B.V., a company organized under the laws of the Netherlands ("Chiron B.V."), then to Bayer B.V., a company organized under the laws of the Netherlands
("Bayer B.V."), and CDx (or Bayer B.V., as the case may be) shall acquire and accept, all of their respective right, title and interest, if any, as of the Effective Time, in and to all assets, properties and rights (contractual or otherwise) of every kind, nature and description, real, personal and mixed, tangible and intangible, wherever located, which primarily relate to or are primarily used in connection with the IVD Business as conducted as of the Effective Time, including, without limitation, the following if and to

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the extent any of the following assets, properties and rights primarily relate to or are primarily used in connection with the IVD Business as conducted as of the Effective Time:

          (i) leasehold interests in real property as more fully set forth in Schedule 1.5;

          (ii) furniture, equipment, machinery, supplies, vehicles, spare parts, tools, personal property and other tangible property, wherever located;

          (iii) contracts, agreements, instruments, commitments, understandings, arrangements and purchase and sale orders;

          (iv)    raw materials, work-in-progress and finished goods;

          (v)     accounts receivable;

          (vi) product registrations and applications therefor, and all other licenses, permits, consents, authorizations and approvals of any Governmental Entity;

          (vii) registered and unregistered trademarks, service marks, business names, brand names, trade dress, and copyrights, including the "Centaur" name and mark with respect to the "Centaur" name, and goodwill associated with the foregoing and registrations in any jurisdiction of, and applications to register, the foregoing, including any extension, modification or renewal or any such registration or application;

          (viii)  trade secrets, know-how and other confidential information;
and

          (ix)    customer and supplier lists.

          (b) At the Closing, Chiron shall deliver to Bayer a preliminary list (the "Preliminary List") of the assets that are being transferred to CDx and Bayer B.V., as the case may be, pursuant to Section 1.1(a)(ii). The parties acknowledge and agree that the Preliminary List may be incomplete, in that it may fail to list all of the assets that are being transferred to CDx and Bayer B.V., as the case may be, pursuant to Section 1.1(a)(ii), and/or inaccurate, in that it may list assets that are not being transferred to CDx (or Bayer B.V.) pursuant to Section 1.1(a)(ii). Promptly following the Closing, the parties shall cooperate to produce a definitive list (the "Revised List") of assets which are included among the assets transferred to CDx and Bayer B.V., as the case may be, pursuant to Section 1.1(a)(ii).
Bayer shall prepare, or shall cause CDx and Bayer B.V. to prepare, the initial draft of the Revised List within the 30-day period following Closing. Chiron will review the Revised List within 30 days following its receipt thereof. In the event that Chiron does not agree that an item included on the Revised List should be so included, or believes that an item which should have been included on the Revised List was omitted, it shall so notify Bayer in writing within such 30-day period. If Chiron does not provide such a notice within such 30-day period, it will be deemed to have accepted the Revised List. If Chiron does provide such a notice within such 30-day period, Chiron and Bayer shall work together to resolve in good faith the disagreement or disagreements identified in the notice. If the parties are unable to agree, the matter shall be resolved in the manner set forth in
Article 10 (Alternative Dispute Resolution) of the Cross-License Agreement dated as of November 30, 1998, between Chiron and CDx. Each party shall bear its own costs in connection with the preparation of the Preliminary List and the Revised List contemplated by this Section 1.1(b).

          (c)  The parties hereby acknowledge and agree that, pursuant to
Section 1.1(a)(ii), effective as of the Effective Time, Chiron and the Other Chiron Subsidiaries shall have been deemed to transfer, convey, assign and deliver to CDx or, with respect to assets, properties and rights held by Chiron B.V., then to Bayer B.V., and CDx (or Bayer B.V., as the case may be) shall have been deemed to acquire and accept, all of their respective right, title and interest, as of the Effective Time, in and to all furniture, equipment, machinery, supplies, vehicles, spare parts, tools, personal property and other tangible property, wherever located, which primarily relate to or are primarily used in connection with the IVD Business as conducted as of the Effective Time, except to the extent retained by Chiron pursuant to Section 1.4 of this Agreement ("Section 1.1(b) Assets"), whether or not any such Section 1.1(b) Asset is included in the Preliminary List or the Revised List, or any preliminary versions thereof.

          1.2 RECORDS. Promptly after the Effective Time, Chiron shall, and shall cause the Other Chiron Subsidiaries to, deliver to CDx or, with respect to books of account and related records of Chiron B.V., then to Bayer B.V., originals or duplicate copies thereof of all books of account and related records, in all cases in any form or medium and in all cases only to the extent such books and records relate to the IVD Business.

          1.3 OTHER CHIRON CONVEYED ASSETS. Effective as of the Effective Time, Chiron shall, and shall cause the Other Chiron Subsidiaries to, transfer, convey, assign and deliver to CDx, and CDx shall acquire and accept, all of their respective right, title and interest, if any, as of the Effective Time, in and to the following assets wherever located (together with the assets, properties and rights transferred pursuant to Sections 1.1 and 1.2, the "Chiron Conveyed Assets"):

          (a) the Transferred Chiron Patents, the Included Company Patents and their Related Patent Rights; and

          (b)    the Transferred Chiron Licenses and the Included Company
Licenses.

          1.4 CHIRON RETAINED ASSETS. Notwithstanding anything to the contrary contained herein, the Chiron Conveyed Assets shall not include any of the following assets, properties and rights, whether or not such assets, properties and rights primarily relate to or are primarily used in connection with the IVD Business:

          (a) any interest in real property, whether owned or leased, except to the extent set forth in Section 1.1(a)(i) and Section 1.5 below;

          (b) any patents or patent applications and their Related Patent Rights other than the Transferred Chiron Patents, the Included Company Patents and their Related Patent Rights;

          (c) any in-license agreements other than the Transferred Chiron Licenses and the Included Company Licenses;

          (d)    the contracts and agreements listed on Schedule 1.4;

          (e) the Roche Litigation and all other litigation relating to the Excluded Hepatitis/Retrovirus Patents and Know-How, and all liabilities, costs and expenses associated therewith; and

          (f)    the "Therametrics" trademark and, except as set forth in
Section 4.5 of the Stock Purchase Agreement, the "Chiron" name, mark and logo, including the Centaur logo and mark with respect to the image and related logo but not the "Centaur" name or mark with respect to the "Centaur" name ((a) through (f) inclusive, collectively, the "Chiron Retained Assets").

          1.5 SUBLEASES OF REAL PROPERTY. Prior to and effective as of the Effective Time, Chiron and CDx shall execute and deliver a sublease (each, a "Sublease") in form and substance reasonably satisfactory to the parties hereto and the Purchaser for that portion of each premises that is leased, subleased or subsubleased by Chiron and is used by the IVD Business, as more fully set forth on Schedule 1.5 hereto (the "Subleased Premises"). Each Sublease shall expire on the date set forth in Schedule 1.5. Each

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Sublease shall otherwise be on the same terms and conditions as the underlying lease, sublease or subsublease to the extent applicable to the Subleased
Premises.

          1.6 AGREEMENT TO ASSUME LIABILITIES. Effective as of the Effective Time, CDx shall assume from Chiron and the Other Chiron Subsidiaries (other than Chiron B.V.), and Bayer B.V. shall assume from Chiron B.V., all liabilities and obligations of any nature, or claims of such liability or obligation, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown, whether arising out of occurrences prior to, at or after the Effective Time, to the extent and only to the extent arising out of or relating to the IVD Business (as modified by the proviso to this Section 1.6, the "CDx Assumed Liabilities"), including, without limitation, the following:

          (a) all lawsuits and claims commencing after the Effective Time to the extent and only to the extent arising out of or relating to the conduct of the IVD Business prior to, on or after the Effective Time; and

          (b) all liabilities to the extent arising out of or relating to the manufacture, distribution or sale of any products or services of the IVD Business prior to, on or after the Effective Time;

PROVIDED, HOWEVER, that the CDx Assumed Liabilities shall not include (i) the liabilities referred to in subclauses (C), (D), (E) and (F) of Section 8.1(b)(i) of the Stock Purchase Agreement or (ii) liabilities to the extent arising out of or related to the Chiron Retained Assets.


                                      ARTICLE II

                              TRANSFER OF ASSETS BY CDx;
                         ASSUMPTION OF LIABILITIES BY CHIRON

          2.1 AGREEMENT TO TRANSFER ASSETS. Effective as of the Effective Time, CDx shall, and shall cause the Subsidiaries to, transfer, convey, assign and deliver to Chiron, and Chiron shall acquire and accept, all of their respective right, title and interest, if any, as of the Effective Time, in and to all assets, properties and rights (contractual or otherwise) of every kind, nature and description, real, personal and mixed, tangible and intangible, wherever located, which primarily relate to or are primarily used in connection with the Excluded Businesses as conducted as of the Effective Time, including, without limitation, the following if and to the extent such assets, properties and rights primarily relate to or are primarily used in connection with the Excluded Businesses as conducted as of the Effective Time:

          (a) furniture, equipment, machinery, supplies, vehicles, spare parts, tools, personal property and other tangible property, wherever located;

          (b) contracts, agreements, instruments, commitments, understandings, arrangements and purchase and sale orders;

          (c)    raw materials, work-in-progress and finished goods;

          (d)    accounts receivable;

          (e) product registrations and applications therefor, and all other licenses, permits, consents, authorizations and approvals of any Governmental Entity;

          (f)    trade secrets, know-how and other confidential information;

          (g) registered and unregistered trademarks, service marks, business names, brand names, trade dress, and copyrights, and goodwill associated with the foregoing and registrations in any jurisdiction of, and applications to register, the foregoing, including any extension, modification or renewal or any such registration or application, including, without limitation, the "Therametrics" trademark and, except as set forth in Section 4.5 of the Stock Purchase Agreement, the "Chiron" name, mark and logo, including the Centaur logo and mark with respect to the image and related logo but excluding the "Centaur" name and mark with respect to the "Centaur" name;

          (h)    customer and supplier lists; and

          (i) the Roche Litigation and all other litigation relating to the Excluded Hepatitis/Retrovirus Patents and Know-How, and all liabilities, costs and expenses associated therewith.

          2.2 RECORDS. Promptly after the Effective Time, CDx shall, and shall cause the Subsidiaries to, deliver to Chiron originals or duplicate copies thereof of all books of account and related records, in all cases in any form or medium and in all cases only to the extent such books and records relate to the Excluded Businesses.

          2.3    OTHER CDX CONVEYED ASSETS.  Effective as of the Effective
Time, CDx shall, and shall cause the Subsidiaries to, transfer, convey, assign and deliver to Chiron, and Chiron shall acquire and accept, all of their respective right, title and interest, if any, as of the Effective Time, in and to the following wherever located (together with the assets, properties and rights transferred pursuant to Sections 2.1 and 2.2, the "CDx Conveyed Assets"):

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          (a)    the Transferred Company Patents, the Excluded Chiron Patents
and their Related Patent Rights, including, without limitation, the Excluded Hepatitis/Retrovirus Patents and Know-How and their Related Patent Rights; and

          (b)    the Transferred Company Licenses and the Excluded Chiron
Licenses.

          2.4 CDX RETAINED ASSETS. Notwithstanding anything to the contrary contained herein, the CDx Conveyed Assets shall not include any of the following assets, properties and rights, whether or not such assets, properties and rights primarily relate to or are primarily used in connection with the Excluded
Businesses:

          (a) any patents or patent applications and their Related Patent Rights other than the Transferred Company Patents and the Excluded Chiron Patents and their Related Patent Rights;

          (b) any in-license agreements other than the Transferred Company Licenses and the Excluded Chiron Licenses; and

          (c) the "Centaur" name and mark with respect to the "Centaur" name, but excluding the Centaur logo and mark with respect to the image and related logo ((a) through (c) inclusive, collectively, the "CDx Retained Assets").

          2.5 AGREEMENT TO ASSUME LIABILITIES. Effective as of the Effective Time, Chiron shall assume from the Company and the Subsidiaries all liabilities and obligations of any nature, or claims of such liability or obligation, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown, whether arising out of occurrences prior to, at or after the Effective Time, to the extent and only to the extent arising out of or relating to the Excluded Businesses (as modified by the proviso to this Section 2.5, the "Chiron Assumed Liabilities"), including, without limitation, the following:

          (a) all lawsuits and claims commencing after the Effective Time to the extent and only to the extent arising out of or relating to the conduct of Excluded Businesses prior to, on or after the Effective Time;

          (b) all liabilities to the extent arising out of or relating to the manufacture, distribution or sale of any products or services of the Excluded Businesses prior to, on or after the Effective Time; and

          (c)    the liabilities referred to in subclauses (C), (D), (E) and
(F) of Section 8.1(b)(i) of the Stock Purchase Agreement;


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PROVIDED, HOWEVER, that the Chiron Assumed Liabilities shall not include any liabilities to the extent arising out of or related to the CDx Retained Assets.


                                     ARTICLE III

                           EFFECTIVE TIME AND CONSIDERATION

          3.1 EFFECTIVE TIME. The transfers and assumptions contemplated by this Agreement will become effective immediately prior to the Closing of the sale of Stock under the Stock Purchase Agreement (the "Effective Time").

          3.2 CONSIDERATION. In full consideration for the transfer, conveyance, assignment and delivery by Chiron and the Other Chiron Subsidiaries to CDx and Bayer B.V., as the case may be, of the Chiron Conveyed Assets and assumption by Chiron of the Chiron Assumed Liabilities and the grant by Chiron to CDx of certain licenses pursuant to the Cross-License Agreement, CDx shall, and shall cause the Subsidiaries to, transfer, convey, assign and deliver to Chiron the CDx Conveyed Assets and assume, pay, defend and discharge the CDx Assumed Liabilities and CDx shall grant to Chiron certain licenses pursuant to the Cross-License Agreement. In full consideration for the transfer, conveyance, assignment and delivery by CDx and the Subsidiaries to Chiron of the CDx Conveyed Assets and assumption by CDx and Bayer B.V. of the CDx Assumed Liabilities and the grant by CDx to Chiron of certain licenses pursuant to the Cross-License Agreement, Chiron shall, and shall cause the Other Chiron Subsidiaries to, transfer, convey, assign and deliver to CDx and Bayer B.V., as the case may be, the Chiron Conveyed Assets and assume, pay, defend and discharge the Chiron Assumed Liabilities and Chiron shall grant to CDx certain licenses pursuant to the Cross-License Agreement.

          3.3 CLOSING DELIVERIES. At or prior to the Effective Time, Chiron shall, and shall cause the Other Chiron Subsidiaries to, and CDx shall, and shall cause the Subsidiaries to, and Bayer B.V. shall take such actions and execute and deliver such agreements, bills of sale, and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including, without limitation, the following:

          (a) Chiron shall execute and deliver to CDx a General Assignment and Assumption Agreement and Bill of Sale, in form and substance reasonably satisfactory to the parties hereto and the Purchaser;

          (b) CDx shall execute and deliver to Chiron a General Assignment and Assumption Agreement and Bill of Sale, in form and substance reasonably satisfactory to the parties hereto and the Purchaser; and


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

          (c)    Chiron and CDx shall execute and deliver the Subleases.


                                      ARTICLE IV

                               MISCELLANEOUS PROVISIONS

          4.1 THIRD PARTY RIGHTS. All transfers of assets, properties and rights hereunder are subject to any third party rights which exist as of the Effective Date.

          4.2 THIRD PARTY BENEFICIARIES. Except as provided in Sections 1.1 and 1.2, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights or remedies under or by reason of this Agreement.

          4.3 FURTHER ASSURANCES. After the Effective Time, each party hereto shall execute, acknowledge and deliver to the other party and file and record with any relevant Governmental Entity all such further instruments, notices, and other documents, and do all such other acts consistent with this Agreement as may reasonably be necessary or advisable to carry out its obligations under this Agreement or to more fully assure Chiron, CDx or Bayer B.V., as the case may be, and their successors and assigns, of the rights, titles and interests in and to the assets, properties and rights transferred, conveyed, assigned and delivered hereunder to Chiron, CDx, or Bayer B.V., as the case may be, including without limitation the transfer of all right, title and interest of Chiron B.V. to the assets, properties and rights to be transferred hereunder to Bayer B.V.

          4.4 AMENDMENTS. This Agreement may not be modified, supplemented or changed in any respect except by a writing duly executed by the parties hereto.

          4.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          4.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties hereto, their successors and assigns.

          4.7 NOTICES AND ADDRESSES. All notices or other communications required or permitted under this Agreement shall be in writing and shall be delivered by hand or sent by telefax or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or telefax, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:


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

                      If to Chiron:  Chiron Corporation
                                     4560 Horton Street
                                     Emeryville, California 94608-2916
                                     Telefax:  (510) 654-5360
                                     Attention:  Chief Executive Officer
                                     Copy:  General Counsel

                      If to CDx:     Chiron Diagnostics Corporation
                                     333 Coney Street
                                     East Walpole, Massachusetts 02032-1597
                                     Telefax:  (508) 660-8100
                                     Attention:  President

     in each case, with a copy to:   Bayer Corporation
                                     Business Group Diagnostics
                                     511 Benedict Avenue
                                     Tarrytown, New York  10591-5097
                                     Telefax:  (914) 524-3594
                                     Attn:  General Counsel

                                     Bayer Corporation
                                     100 Bayer Road
                                     Pittsburgh, Pennsylvania 15205-9741
                                     Telefax:  (412) 778-4417
                                     Attn:  General Counsel

or at such other address as any party may designate by written notice in the manner set forth above.

          4.8 COUNTERPARTS. This Agreement, and any amendments hereto, may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          4.9    DEFINITIONS.

          (a) Except as set forth in paragraph (b) of this Section 4.9, all capitalized terms used but not defined herein shall have the meaning set forth in the Stock Purchase Agreement.

          (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 (i) "IVD Business" shall mean the business of Chiron or any Other Chiron Subsidiary of researching, developing, manufacturing, using, marketing, distributing or selling products or services for In Vitro Diagnostics (including, without limitation, the Included Businesses).

                 (ii) "Related Patent Rights" shall mean, with respect to any patent or patent application, the inventions disclosed and claimed in such patent or patent application, any and all divisions, extensions, renewals, reexaminations, certificates, continuations, and any other patents or patent applications entitled to the priority of such patent or patent application, and the right to apply for and receive such patents.

          4.10 ENTIRE AGREEMENT. This Agreement, together with the Stock Purchase Agreement, the other Ancillary Agreements and any agreement executed and delivered by the parties hereto concurrently herewith and the Schedules and Exhibits attached hereto, constitutes the entire agreement between Chiron and CDx with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or therein. This Agreement, the Stock Purchase Agreement and the other Ancillary Agreements supersede all prior agreements between the parties with respect to the transfer of the assets, properties and rights hereunder and the subject matter hereof, other than the Confidentiality Agreement.

          4.11 JURISDICTION; WAIVERS. Each of the parties hereto hereby irrevocably submits in any legal action or proceeding relating to or arising out of this Agreement or any other document relating hereto or delivered in connection with the transactions contemplated hereby or thereby, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the United States District Court of the District of Delaware, and appellate courts thereof. Each of the parties hereto further (a) consents that any such action or proceeding may be brought in such court and irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such action or proceeding in such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (b) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by U.S. registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 4.7 or at such other address of which such party shall have given notice pursuant thereto; and (c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.


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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                                   CHIRON CORPORATION


                                   By: /s/ JAMES R. SULAT
                                      ------------------------------------------
                                      Name:  James R. Sulat
                                      Title: Chief Financial Officer


                                   CHIRON DIAGNOSTICS CORPORATION


                                   By: /s/ WILLIAM G. GREEN
                                      ------------------------------------------
                                      Name:  William G. Green
                                      Title: Assistant Secretary


                                   BAYER CORPORATION


                                   By: /s/ KEN WOBBEKIND
                                      ------------------------------------------
                                      Name:  Ken Wobbekind
                                      Title: Vice President, Assistant Secretary


                                       -11-